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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 1998
                                                  REGISTRATION NO. 333-40471

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            PRE-EFFECTIVE AMENDMENT
                                   NO. 3 TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            BROOKLINE BANCORP, INC.
            (Exact name of registrant as specified in its charter)
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
         MASSACHUSETTS                       6712               (TO BE APPLIED FOR)
(State or other jurisdiction of        (Primary standard          (I.R.S. Employer
 incorporation or organization)    industrial classification)  identification number)
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                             160 WASHINGTON STREET
                      BROOKLINE, MASSACHUSETTS 02147-7612
                                (617) 730-3500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            RICHARD P. CHAPMAN, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             160 WASHINGTON STREET
                      BROOKLINE, MASSACHUSETTS 02147-7612
                                (617) 730-3500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                                ERIC LUSE, ESQ.
                           ROBERT B. POMERENK, ESQ.
                     LUSE LEHMAN GORMAN POMERENK & SCHICK
                          5335 WISCONSIN AVENUE, N.W.
                                   SUITE 400
                            WASHINGTON, D.C. 20015

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933,
check the following box:     [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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                                                                            PROPOSED         PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                          AMOUNT TO BE    MAXIMUM OFFERING        AGGREGATE          AMOUNT OF
      SECURITIES TO BE REGISTERED                      REGISTERED(2)    PRICE PER SHARE    OFFERING PRICE(1)   REGISTRATION FEE(2)
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
Common Stock, $.01 par value per share               15,539,050 shares      $10.00            $155,390,500           46,939
===================================================================================================================================
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(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Includes registration fee of $41,439 paid on November 18, 1997 in connection with the registration of 13,674,650 shares, filed in connection with the Registrant's initial Registration Statement on Form S-1.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.